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                                                                      EXHIBIT 5

               [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]


                                 March 4, 1997


Board of Directors
Titan Wheel International, Inc.
2701 Spruce Street
Quincy, IL 62301

Gentlemen:

        In our capacity as counsel for Titan Wheel International, Inc., an Illinois corporation ("Titan"), we have examined the Registration Statement on Form S-1 (the "Registration Statement") in the form proposed by Titan to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, relating to Titan's issuance of senior subordinated notes due 2007 (the "Notes") in a maximum aggregate offering price of $150,000,000 to be offered by Titan to the public pursuant to the Registration Statement. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

        Based upon the foregoing, we are of the opinion that:

        (i) The Notes referred to above, to the extent actually issued pursuant to the purchase agreement the form of which is included as Exhibit 1 to the Registration Statement, will have been duly and validly authorized and issued; and

        (ii) The Notes will constitute valid and legally binding obligations of Titan, entitled to the benefits provided by the indenture the form of which is included as Exhibit 4(b) to the Registration Statement, and will be enforceable in accordance with their terms (except insofar as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights and remedies generally, as may from time to time be in effect, and by the availability of specific performance or of other equitable relief which is subject to the discretion of the court before which any proceeding may be brought).

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission with the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                        Yours very truly,


                                        ARMSTRONG, TEASDALE, SCHLAFLY
                                            & DAVIS
                                        Armstrong, Teasdale,
                                          Schlafly & Davis